UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2013

CROWN HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, Pennsylvania 19154-4599

(215) 698-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 4, 2013, Timothy J. Donahue was appointed President and Chief Operating Officer of Crown Holdings, Inc. (the “Company”). Mr. Donahue previously served as the Company’s Executive Vice President and Chief Financial Officer since 2008.

Also effective March 4, 2013, Thomas A. Kelly was appointed Senior Vice President and Chief Financial Officer of the Company. Mr. Kelly previously served as Senior Vice President—Finance since 2009 and as Senior Vice President—Corporate Controller from 2001 to 2009.

There are no arrangements or understandings between Mr. Kelly and any other person pursuant to which he was selected as an officer. Mr. Kelly does not have any familial relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Kelly has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2013	CROWN HOLDINGS, INC.

	By:	/s/ Kevin C. Clothier
	Name:	Kevin C. Clothier
	Title:	Vice President and Corporate Controller

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